Exhibit 99.1

Contact:

John Mills, Managing Partner

ICR, Inc.

646-277-1254

ir@nutrisystem.com

John.Mills@Icrinc.com

MUSCLEPHARM ANNOUNCES THIRD QUARTER 2020 FINANCIAL RESULTS

Company Restructuring Generating Positive Results as Third Quarter 2020 Gross Margins improve to 31% and Operating Expenses Decrease by 22%

Calabasas, CA—December 1, 2020—MusclePharm Corp Inc. (OTCQB: MSLP), a global provider of leading sports nutrition & lifestyle branded nutritional supplements, today reported financial results for the quarter and nine months ended September 30, 2020.

The following are key financial highlights for the period. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Third Quarter 2020 Compared to Third Quarter 2019

●	Revenue, net was $16.1 million compared to $21.2 million.
●	Gross margin improved to 31.2% compared to 7.2%.
●	Net income was $678,000 compared to a net loss of $(5.1) million.
●	Diluted income per share was $0.01 compared to diluted loss per share of $(0.27).
●	Adjusted EBITDA was $1.0 million compared to negative Adjusted EBITDA of $(4.1) million.

Nine-months ended September 30, 2020 Compared to Nine-months ended September 30, 2019

●	Revenue, net was $49.3 million compared to $62.3 million.
●	Gross margin improved to 30.0% compared to 9.9%.
●	Net income was $365,000 compared to a net loss of $(15.5) million.
●	Diluted income per share was $0.01 compared to diluted loss per share of $(0.94).
●	Adjusted EBITDA was $2.4 million compared to negative Adjusted EBITDA of $(11.6) million.

Ryan Drexler, President and Chief Executive Officer, stated, “Our management team has spent the last two years dramatically restructuring MusclePharm and are now generating positive cash flow and well positioned for long-term profitable growth even in the current COIVD-19 pandemic environment. The business turnaround was driven by reducing low margin sales into inefficient channels, increasing gross margins, decreasing operating expenses and improving our overall EBITDA. We have many of the leading brands in nutrition but we needed to do a much better job of realizing the value of our brands by reducing product discounts and being more efficient in our promotional activity, reducing SKU’s that are not properly positioned, and better aligning our operations with repositioned top-line growth.

Mr. Drexler continued, “We have strengthened our scalable platform in 2020, with a focus on increased profitability. Our omni-channel strategy is working and enables us to capture a greater share of this large and growing space. We also believe we are very well positioned to utilize our leading brands to expand outside of the nutraceutical space in the near future.”

Non-GAAP Financial Measures

Within this press release, the Company makes reference to a non-GAAP financial measure (Adjusted EBITDA) which has a directly comparable GAAP financial measure (net income). EBITDA is defined as net income/(loss) excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA, in addition to those amounts included in EBITDA, is further adjusted for items such as stock based compensation and gain or loss on disposal of property and equipment. EBITDA is provided so that investors have the same financial data that management uses to assess the Company’s operating results with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as full year 2020 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s offerings, risks relating to the effectiveness and efficiency of the Company’s advertising campaigns and marketing expenditures, including existing brands and the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other nutrition providers. For further details and a discussion of these risks and uncertainties, see the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the results of any revisions to the forward-looking statements made in this press release.

About MusclePharm, Inc.

MusclePharm® is an award-winning, worldwide leading sports nutrition & lifestyle company offering branded nutritional supplements. Its portfolio of recognized properties include the MusclePharm® Sport Series, Essentials Series, and recently-launched Natural Series, as well as FitMiss™ – a product line designed specifically for female athletes. MusclePharm® products are available in more than 100 countries globally, with its Combat Protein product lineup being the company’s most popular.

MusclePharm Corporation

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash	$1,085	$1,532
Accounts receivable, net	5,205	4,807
Inventory	1,487	4,720
Prepaid expenses and other current assets	1,070	1,104
Total current assets	8,847	12,163
Property and equipment, net	46	216
Intangible assets, net	436	676
Operating lease right-of-use assets	541	1,175
Other assets	347	310
TOTAL ASSETS	$10,217	$14,540
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Obligation under secured borrowing arrangement	$2,916	$4,443
Line of credit	514	4,204
Operating lease liability, current	395	624
Convertible note with a related party, net of discount	2,735	1,034
Accounts payable	21,343	26,178
Accrued and other liabilities	6,391	5,058
Total current liabilities	34,294	41,541
Operating lease liability, long-term	447	723
Other long-term liabilities	2,741	228
Total liabilities	37,482	42,492
Commitments and contingencies (Note 8)
Stockholders’ deficit:
Common stock, par value of $0.001 per share; 100,000,000 shares authorized, 34,005,660 and 33,876,033 shares issued as of September 30, 2020 and December 31, 2019, respectively; 33,130,039 and 33,000,412 shares outstanding as of September 30, 2020 and December 31, 2019, respectively.	31	31
Additional paid-in capital	178,236	177,914
Treasury stock, at cost; 875,621 shares	(10,039)	(10,039)
Accumulated deficit	(195,493)	(195,858)
TOTAL STOCKHOLDERS’ DEFICIT	(27,265)	(27,952)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$10,217	$14,540

MusclePharm Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue, net	$16,085	$21,175	$49,309	$62,249
Cost of revenue	11,073	19,649	34,504	56,077
Gross profit	5,012	1,526	14,805	6,172
Operating expenses:
Advertising and promotion	49	574	362	2,134
Salaries and benefits	1,538	2,070	4,993	5,844
Selling, general and administrative	1,737	2,127	5,455	7,658
Professional fees	885	842	2,291	2,783
Impairment of operating lease right-of-use asset	167	—	167	—
Total operating expenses	4,376	5,613	13,268	18,419
Income (loss) from operations	636	(4,087)	1,537	(12,247)
Other income (expense):
Loss on settlement obligation	—	(16)	(87)	(125)
Gain on settlement of payables	518	—	518	—
Interest and other expense, net	(456)	(923)	(1,539)	(3,007)
Income (loss) before provision for income taxes	698	(5,026)	429	(15,379)
Provision for income taxes	20	53	64	89
Net income (loss)	$678	$(5,079)	$365	$(15,468)

Net income (loss) per share, basic	$0.02	$(0.27)	$0.01	$(0.94)
Net income (loss) per share, diluted	$0.01	$(0.27)	$0.01	$(0.94)

Weighted average shares used to compute net income (loss) per share, basic	33,008,189	18,527,438	32,746,147	16,443,945
Weighted average shares used to compute net income (loss) per share, diluted	49,097,595	18,527,438	48,835,553	16,443,945

MusclePharm Corporation

Consolidated Statements of Comprehensive Loss

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$678	$(5,079)	$365	$(15,468)
Other comprehensive income (loss):
Change in foreign currency translation adjustment	—	(3)	—	180
Comprehensive income (loss)	$678	$(5,082)	$365	$(15,288)

MusclePharm Corporation

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$365	$(15,468)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	130	269
Amortization of intangible assets	240	240
Bad debt expense	174	41
(Gain) loss on disposal of property and equipment	(176)	5
Amortization of debt discount	—	60
(Gain) loss on settlement of payables	(518)	—
Inventory provision	(115)	375
Stock-based compensation	206	190
Issuance of common stock to non-employees	116	653
Write off of cumulative translation adjustments	—	175
Impairment of operating lease right-of-use assets	167	—
Changes in operating assets and liabilities:
Accounts receivable	(572)	1,056
Inventory	3,347	6,197
Prepaid expenses and other current assets	36	(236)
Other assets	429	533
Accounts payable and accrued liabilities	(1,259)	1,676
Net cash provided by (used in) operating activities	2,570	(4,234)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4)	(13)
Proceeds from disposal of property and equipment	220	—
Net cash provided by (used in) investing activities	$216	$(13)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on line of credit	(2,452)	—
Proceeds from line of credit	—	1,500
Proceeds from secured borrowing arrangement, net of reserves	32,762	31,225
Payments on secured borrowing arrangement, net of fees	(34,289)	(29,171)
Repayment of finance lease obligations	(54)	(88)
Repayment of notes payable	(165)	—
Proceeds from issuance of PPP loan	965	—
Net cash (used in) provided by financing activities	(3,233)	3,466
Effect of exchange rate changes on cash	—	7
NET CHANGE IN CASH	(447)	(774)
CASH — BEGINNING OF PERIOD	1,532	2,317
CASH — END OF PERIOD	$1,085	$1,543
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$522	$1,171
Cash paid for taxes	$—	$73
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Convertible secured note settled through the issuance of common stock	$—	$16,841
Operating lease right-of-use assets and lease obligations (ASC 842)	$—	$2,117
Property and equipment acquired in conjunction with finance leases	$—	$29

Non-GAAP Adjusted EBITDA

In addition to presenting financial results calculated in accordance with GAAP, the Company presents Adjusted EBITDA, which is net income/(loss) adjusted for items such as stock-based compensation, gain or loss on disposal of property and equipment, interest and other expense, net, depreciation of property and equipment, amortization of intangible assets, provision for doubtful accounts, impairment of intangible assets and taxes.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate period-to-period operating performance, as well as the Company’s ability to meet future working capital requirements. The exclusion of non-cash charges, including stock-based compensation and depreciation and amortization, is useful in measuring the Company’s cash available for operations and performance of the Company. Management believes these non-GAAP measures will provide investors with important additional perspectives in evaluating the Company’s ongoing business performance.

The GAAP measure most directly comparable to Adjusted EBITDA is net income/(loss). The non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net income/(loss). Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net loss and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	For the Nine Months ended	For the Three Months ended	For the Nine Months ended	For the Three Months ended
(Unaudited, in thousands)	September 30, 2020	September 30, 2020	September 30, 2019	September 30, 2019

Net Income (Loss)	$365	678	(15,468)	(5,079)

Non-GAAP adjustments:
Stock-based compensation	206	27	191	63
(Gain) loss on disposal of property and equipment	(176)	(165)	5	—
Gain on settlement of payables	(518)	(518)	—	—
Interest and other expense, net	1,715	632	3,007	923
Depreciation and amortization of property and equipment	130	24	269	75
Amortization of intangible assets	240	80	240	80
Impairment of operating lease right-of-use asset	167	167	—	—
Provision for doubtful accounts	174	53	41	(232)
Provision for income taxes	64	20	88	53

Adjusted EBITDA	$2,367	998	(11,627)	(4,117)